Exhibit 99.1

CarGurus® CarGurus’ Investor Day May 25th, 2022

Cautionary Note Regarding Forward-Looking Statements Certain information contained in this presentation, other matters discussed today and answers that may be given in response to questions may include “forward-looking statements.” We may, in some cases, use terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “likely,” “may,” “might,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “should,” “target,” “will,” “would,” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. In particular, statements in this presentation regarding: our transformation to a transaction-enabled platform; industry trends; our market awareness; our business and growth strategy and our plans to execute on our growth strategy; our ability to grow our business, including CarOffer, profitably and efficiently; the growth levers we expect to drive our business; our brand awareness efforts; our ability to realize marketing spend efficiencies; our investments in and ability to drive adoption of new and existing products and their benefits; the attractiveness and value proposition of our current offerings and other product opportunities; our ability to maintain existing and acquire new customers; addressable opportunities; our ability to innovate and invest in new growth initiatives and long-term growth objectives; synergies that can be created from our combined offerings, including with respect to product synergies, consumer experience, dealer value proposition, new products and revenue opportunities, and other business efficiencies; the potential growth, scaling and efficiency of CarOffer, as well as the value proposition of CarOffer’s business and expected transaction synergies; the potential growth and scaling of CarGurus Instant Max Cash Offer and our Digital Retail product opportunities; our future financial and business performance, including for the second quarter of 2022; our long-term financial targets; the impact of macro-level industry issues on our business and financial results; our belief that the presentation of non-GAAP financial measures and other business metrics is helpful to our investors; and other statements regarding our plans, prospects and expectations, are examples of such forward-looking statements. These forward-looking statements are subject to a number of risks and uncertainties, including, without limitation, risks related to: our growth and ability to grow our revenue; our relationships with dealers; competition in the markets in which we operate; market growth; our ability to innovate; our ability to realize benefits from our acquisitions and successfully implement the integration strategies in connection therewith; natural disasters, epidemics or pandemics, like COVID-19 that has negatively impacted our business; global supply chain challenges, the semiconductor chip shortage, and other macroeconomic issues; our ability to operate in compliance with applicable laws, as well as other risks and uncertainties that we have detailed in the “Risk Factors” section of our Quarterly Report on Form 10-Q, filed on May 9, 2022 with the U.S. Securities and Exchange Commission (“SEC”), and our subsequent filings with the SEC. These factors could cause actual results and developments to be materially different from those expressed in or implied by such statements. Forward-looking statements do not guarantee future performance and actual results may differ materially from those projected. The forward-looking statements are made only as of the date of this presentation, and we undertake no obligation to update such forward-looking statements to reflect subsequent events or circumstance. This presentation also contains estimates and other statistical data, including those relating to our industry and the market in which we operate, that we have obtained or derived from internally-prepared studies and surveys, third-party studies, industry publications and reports, as well as other publicly available information prepared by a number of third-party sources. We rely on both internal data and Google Analytics for data relating to our own key business metrics and, for consistency, we rely on Comscore and, as applicable, third-party studies for data relating to comparisons with our competitors. Google Analytics, Comscore and applicable third-party studies use different methodologies to derive their data and therefore their data for similar statistics are not comparable. These third-party studies and industry publications and reports generally indicate that they have obtained their information from sources believed to be reliable, but do not guarantee the accuracy and completeness of their information. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to these estimates, as there is no assurance that any of them will be reached. Based on our experience, we believe that these third-party studies and industry publications and reports are reliable and that the conclusions contained therein are reasonable. In addition, you are cautioned not to rely on our extrapolations of internally-prepared studies and surveys and/or third-party studies, as these are estimates involving a number of assumptions and limitations, which we are unable to ensure will be reached. In addition to the financial measures contained in this presentation that are prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), this presentation includes certain non-GAAP financial measures and other business metrics. The presentation of non-GAAP financial information and other business metrics is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. While our non-GAAP financial measures and other business metrics are an important tool for financial and operational decision-making and for evaluating our own operating results over different periods of time, we urge investors to review the reconciliation of the non-GAAP financial measures to the comparable GAAP financial measure included in the Appendix to this presentation and not to rely on any single financial measure to evaluate our business. CarGurus® is a registered trademark of CarGurus, Inc., and CarOffer® is a registered trademark of CarOffer, LLC. All other product names, trademarks and registered trademarks are property of their respective owners. © 2022 CarGurus, Inc. All Rights Reserved. 2 CarGurus®

Today's agenda

1:00 PM	**Welcome and Opening Remarks** KIRNDEEP SINGH *Vice President, Investor Relations*	
1:05 PM	**Evolution to a Dynamic Transaction-Enabled Platform** JASON TREVISAN *Chief Executive Officer*	
1:30 PM	**Dealer Value Proposition** SAM ZALES *President, Chief Operating Officer* SPENCER SCOTT *EVP, North American Sales and Service* BRAD ROSENFELD *EVP, Digital Retail Commercialization*	
2:30 PM	**Break**	
2:45 PM	**Consumer Value Proposition** SAM ZALES *President, Chief Operating Officer*	
3:00 PM	**Platform Synergies** TOM CAPUTO *Chief Product Officer*	
3:15 PM	**Consumer Marketing Strategy** DAFNA SARNOFF *Chief Marketing Officer*	
3:30 PM	**Driving Long-Term Growth & Value** SCOT FREDO *Chief Financial Officer*	
3:55 PM	**Closing Remarks** JASON TREVISAN *Chief Executive Officer*	
4:00 PM	**Q&A Session**	
5:00 PM	**Reception**	

3

CarGurus®

We give people the power to reach their destination 4

CarGurus® Transformation to a Transaction-Enabled Platform LED BY | Jason Trevisan Chief Executive Officer

Executive summary 1 Transformed the business from a shopping marketplace to a transaction platform to serve market trends 2 Transaction platform captures full lifecycle customer needs: Dealers – source, market, sell Consumers – shop, finance, buy, sell 3 Standalone offerings are differentiated, synergies create market disruptive products Results in an asset-light, profitable business with accelerated growth and truly unique business model moats 6 CarGurus®

The automotive value chain is rapidly moving online WHOLESALE1 % Digital Wholesale Purchases 7.0% 6.0% 5.0% 4.0% 3.0% 2.0% 1.0% 0.0% 2018 2019 2020 2021 RETAIL TRANSACTIONS2 60% of consumers prefer to do more from home 90% of dealers expect to continue, or accelerate, digital retailing at their dealership 2.5x Digital Deal leads to higher shopper satisfaction NPS A digital platform that supports the value chain of automotive transactions will win the market CarGurus estimates based upon third party and internal data sources 2021 CarGurus Buyer Insight Report (October 2021) 7 CarGurus®

We’ve transformed to meet the market ...

We’ve built a full lifecycle transaction platform on top of the world’s largest marketplace

DEALER-TO-DEALER WHOLESALE

CARGURUS INSTANT MAX CASH OFFER

DIGITAL RETAIL

CarGurus
FOUNDATIONAL LISTINGS BUSINESS

Largest Dealer Network[1]
30.9K
Global Paying Dealers

Largest Consumer Audience[2]
100.7M
Global Monthly Sessions

Transaction-Enabled Platform

1. Compared to major online automotive marketplaces in the U.S., defined as CarGurus.com, Autotrader.com, Cars.com, and TrueCar.com; Based on YipitData as of March 31, 2022.
2. Comscore Media Metrix® Multi-Platform, Automotive – Information/Resources, Total Visits, Q1 2022, U.S., as of May 9, 2022.

Note: CarGurus™ Instant Max Cash Offer also referred to as "Instant Max Cash Offer", "Instant Max", or "IMCO" in this presentation

8

CarGurus

...While creating full lifecycle solutions for dealers and consumers

Linking wholesale and retail transactions more tightly through shared data on a single platform will help dealers optimize margins

98%
Digital Deal pilot dealers remain at CarGurus

1/3
CarOffer buyers using CarGurus IMV in their bidding logic



Source
Market
Sell
Dealers
CarGurus
Shop
Finance
Buy
Sell
Consumers

Consumers are eager to transact with confidence as we earn their trust through access to more inventory and price transparency

20%
of Instant Max Cash Offer savers submit a lead

89
Instant Max Cash Offer NPS

Full lifecycle solutions are possible only through synergies between our Listings, Digital Wholesale, and Digital Retail capabilities

9

...And created accelerating growth in multiple large TAMs INSTANT MAX CASH OFFER TAM1: $400B 2021 Rev: $89M Mkt Share: <1% 2021 Growth: NA D2D WHOLESALE TAM1: $15B 2021 Rev: $225M Mkt Share: 2% 2021 Growth: >1,000% We have constructed a portfolio of products into a platform with stability, stickiness, and long growth runways DEALER-TO-DEALER WHOLESALE CARGURUS INSTANT MAX CASH OFFER DIGITAL RETAIL CarGurus FOUNDATIONAL LISTING BUSINESS DIGITAL RETAIL TAM1: $1T 2021 Rev2: NA Mkt Share: NA 2021 Growth2: NA MARKETPLACE TAM1: $3B 2021 Rev2: $637M Mkt Share3: 21% 2021 Growth2: 16% Transaction-Enabled Platform 1. CarGurus estimates based upon third party and internal data sources 2. Marketplace revenue is inclusive of Digital Retail revenue for FY 2021 3. Calculated as the total Marketplace revenue presented above divided by Marketplace TAM 10 CarGurus®

Strong unit economics, consolidated profitability and growth

Key Stats

DEALER-TO-DEALER WHOLESALE	$225M 2021 Revenue	38% 2021 Non-GAAP Gross Margin[1]	40%-45% Long-term Non-GAAP Gross Margin Target[2]
CARGURUS INSTANT MAX CASH OFFER	$89M 2021 Revenue	4% 2021 Non-GAAP Gross Margin[1]	5%-6% Long-term Non-GAAP Gross Margin Target[2]
MARKETPLACE Inclusive of DIGITAL RETAIL	$637M 2021 Revenue	93% 2021 Non-GAAP Gross Margin[1]	90%-93% Long-term Non-GAAP Gross Margin Target[2]
CONSOLIDATED	$250M 2021 Adjusted EBITDA[1]	26% 2021 Adjusted EBITDA Margin[1]	--

Proven economics, long term growth, and more synergistic benefits still yet to come

1. Please see the Appendix to this presentation for a reconciliation of these non-GAAP measures
2. The assumptions that are built into the long-term targets above are based on recent market behaviors and industry conditions. Long-term targets exclude the effects of significant COVID-19 resurgences, including the reintroduction of lockdowns and/or a slowed pace of recovery, or other macro-level industry issues that result in dealers and consumers materially changing their recent market behaviors or that cause us to enact measures to assist dealers, such as offering fee reductions or waivers as we have done from time to time during the COVID-19 pandemic. Long-term targets also exclude any potential impact of foreign currency exchange gains or losses.
CarGurus has not reconciled its long-term targets for non-GAAP gross margins to GAAP gross margins because stock-based compensation and amortization of intangible assets, the reconciling items between such GAAP and non-GAAP financial measures, cannot be reasonably predicted due to the timing, amount, valuation and number of future employee equity awards, and therefore cannot be determined without unreasonable effort.

11

CarGurus

What you will hear today Longstanding dealer value proposition of ROI, scale and efficiency is now end-to-end helping dealer’s source, market and sell Leveraging trust and transparency position with consumers into full lifecycle – shop, finance, buy and sell Combining listings, digital retail, digital wholesale, and Instant Max creates new products never before possible in the market Broadened product offering creates marketing leverage and opportunity to establish a much broader and stickier brand position Business transformation and proven execution is resulting in a unique profile of profit, growth and capital efficiency 12 CarGurus®

CarGurus® BUY CarOffer MARKET SELL 13

CarGurus® Source and Sell Wholesale DEALER VALUE PROPOSITION LED BY | Sam Zales President & Chief Operating Officer

CarOffer instant trade solution disrupting the traditional auction model 1 Differentiated: CarOffer is fundamentally more efficient, sophisticated, and scalable than a traditional auction model 2 TAM: There is a long runway of growth ahead; more dealers and more wholesale share per dealer 3 Instant Max Cash Offer: Sets CarOffer apart from every other wholesale provider and creates the opportunity for a ubiquitous channel for fresh consumer trade-ins DEALER-TO-DEALER INSTANT MAX CASH OFFER 15 CarGurus®

Remarkable high growth and profitable business CAROFFER: 2.5 YEARS OLD INSTANT MAX CASH OFFER: 8-MONTHS OLD IN THAT TIME… HAS OPERATED IN A VOLATILE WHOLESALE MARKET Incentivized to grow profitability GROSS PROFIT2 CarOffer1 Competitor #1 Competitor #2 $ Millions $60.0 $50.0 $40.0 $30.0 $20.0 $10.0 $- +1,364% YoY Growth 1Q’21 2Q’21 3Q’21 4Q’21 1Q’22 ADJUSTED EBITDA3 1Q’21 2Q’21 3Q’21 4Q’21 1Q’22 CarOffer1 ($0.2) $12.6 $8.8 $33.3 $20.2 Comp. #1 ($12.4) ($3.4) ($12.4) ($15.7) ($18.0) Comp. #2 ($0.6) ($0.0) ($1.8) ($5.5) ($8.9) 1. Please see the Appendix to this presentation for a reconciliation of these non-GAAP measures 2. CarOffer non-GAAP Gross Profit compared to competitor Gross Profit (under GAAP or other applicable accounting standards) sourced from publicly available information for quarterly or annual periods ending March 31, 2021 to March 31, 2022 3. CarOffer Adjusted EBITDA compared to competitor Adjusted EBITDA (as defined by each competitor) sourced from publicly available information for quarterly or annual periods ending March 31, 2021 to March 31, 2022 Note: The figures presented for CarOffer’s non-GAAP Gross Profit and Adjusted EBITDA above are not intended to align with how such terms are used in connection with call and put rights under the CarOffer Operating Agreement (as defined in CarGurus’ Annual Report on Form 10-K for the year ended December 31, 2021), which in each case are calculated in accordance with the defined terms and subject to the adjustments set forth therein. 16 CarGurus®

CarOffer platform: sustainably differentiated

EFFICIENT AUTOMATIC INVENTORY OFFERS 24/7	Always on 24/7 matrix	No geographic boundaries, nationwide transactions	Capital-efficient inspections, transportation and payment
ENHANCED SOPHISTICATION	150,000+ active-matrix rules, trim/option matching	Matrix intelligence	
SCALABLE	Integrated wholesale-retail indices	Only consumer-to-dealer sourcing integration	

"

When you're an independent dealer, your time is spent mostly sourcing vehicles...**Every piece of inventory we purchase, we have to go find—and the key to that is CarGurus and CarOffer. Combining forces has given CarOffer the secret weapon, and that is they can use the Instant Market Value of CarGurus to help us dealers source vehicles.** -Danny Archibald

17

CarGurus

Massive runway for growth RAPID INCREASE IN DIGITAL D2D AS A % SHARE OF WHOLESALE1 1% 3% 4% 7% 2018 2019 2020 2021 TAKING SHARE OF WHOLESALE1 2% 98% CarOffer FY Revenue TAM There is a long runway for growth ahead: More dealers, more wholesale share per dealer, and more products 1. CarGurus estimates based upon third party and internal data sources 18 CarGurus®

Gaining more dealers and greater dealer wallet share MORE DEALERS TO ENROLL1… CarOffer Enrolled Dealers CarGurus U.S. Freemium Dealers CarGurus U.S. Paying Dealers 50,000 45,000 40,000 35,000 30,000 25,000 20,000 15,000 10,000 5,000 - 1Q’21 1Q’22 …MEANWHILE AVG. TRANSACTIONS PER DEALER CONTINUE TO GROW1 Avg. Monthly Transactions per Dealer – Indexed to Jan 2021 250 200 150 100 50 - Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec Jan Feb Mar Apr 2021 2022 102% increase in avg. transactions per dealer1 (buy or sell) in Q1 ‘22 versus prior year 1. Please see the Appendix to the presentation for our definitions of CarOffer Enrolled Dealers, CarGurus U.S. Paying Dealers, CarGurus U.S. Freemium Dealers, and Average Transactions per Dealer 19 CarGurus®

Instant Max Cash Offer: offering dealers the only direct to consumer channel at scale Sell your car 100% online Get the best offer instantly, sourced from thousands of dealers. Get your offer License plate VIN License plate State Enter your license plate MA Get Started Access to unique inventory is a differentiator for any wholesale platform “Like most dealerships today, we are leaving no stone unturned when it comes to inventory acquisition strategies, and the CarGurus Instant Max Cash Offer feature has opened up a stream of access to consumer-owned vehicles,” said Imed Chahed, GM at McGee Pre-Owned Superstore. 20 CarGurus®

Announcing expansion into new states 3Q 2021 TX, FL, MA, GA, MI, PA, CT, RI 4Q 2021. AR, DE, IL, IN, IA, LA, MO, NE, NJ, TN, VA, DC, NY, MD, MN 1Q 2022 CA, NC, SC, OH, AZ Today NV, UT, NM, CO, WA Covering ~85% of the U.S. Population 21 CarGurus®

Creating a standardized Instant Max Cash Offer platform that can be leveraged across the automotive ecosystem DEALER WEBSITES Dealers get leads from their website with CarOffer-backed valuations via ConsumerLane Get a Real-Time Offer for Your Car in Seconds Sell Your Car in 3 Easy Steps CONSUMER-FACING WEBSITES Third party sites leveraging Instant Max Cash Offer, adding more liquidity to the CarOffer Matrix Get a Real Cash Offer for Your Car in 2 minutes or less Get Started 22 CarGurus®

Business philosophy GROWTH PROFITABILITY 23 CarGurus®

CarGurus® Market DEALER VALUE PROPOSITION LED BY | Spencer Scott Executive Vice President, North American Sales and Service

Continuing to gain market share with unmatched scale, performance, and innovation 1 CarGurus is a platform of scale, attracting the largest network of dealers and their inventory through its’ industry leading consumer traffic 2 Built on the foundation of trust and transparency, our platform attracts high quality, ready to purchase consumers, driving outsized ROI for dealers 3 Continuous innovation and flexible offerings allows dealers to meet consumer needs while allowing CarGurus to capture greater market share Driving dealer ROI with unique offerings that allow us to capture greater market share CG FOUNDATIONAL LISTINGS 25 CarGurus®

CarGurus Listings marketplace is a platform of scale with a ready-to-purchase consumer audience LARGEST CONSUMER AUDIENCE1 U.S. monthly unique visitors2 31M+ CarGurus® 27M+ Competitor 13 19M+ Competitor 23 7M+ Competitor 33 SHOPPERS ARE SERIOUS… 17 mins Average minutes spent per visitor on CarGurus per month4 1.8x & 2.0x more times than two competitors4 ... AND MORE LIKELY TO PURCHASE 3.0x more likely to be the last site consumers visit before they purchase5 Attracting dealers through industry leading consumer traffic 1. Comscore Media Metrix® Multi-Platform, Automotive – Information/Resources, Total Visits, Q1 2022, U.S. as of May 9, 2022 2. Represents monthly average for the three months ended March 31, 2022; see the Appendix to this presentation for this definition 3. Sourced from publicly available data, including filings with the SEC, for the three months ended March 31, 2022 4. Comscore Media Metrix® Multi-Platform, Automotive – Information/Resources, Average Minutes, Q1 2022, U.S. as of May 9, 2022 5. 2021 CarGurus Buyer Insight Report (October 2021) 26 CarGurus®

The combination of which delivers a strong ROI for dealers BUILT ON TECHNOLOGY TO DELIVER TRANSPARENCY WHERE THE SHOPPERS ARE DELIVERING STRONG ROI A TRUSTED PARTNER TO SUPPORT DEALER NEEDS DEALERS SELL CARS FASTER ON CARGURUS 16% & 22% faster than two competitors1 27 1. Comparative Analysis of US Vehicle Listings Platforms, Bates White Economic Consulting, June 2020. CG CarGurus®

Providing dealers with the flexibility they need SUBSCRIPTION TIERS THAT BEST FIT DEALERS’ NEEDS FREE Restricted List inventory for free Capped leads GOOD Enhanced Subscription Unlock unlimited leads Dealership branding BETTER Featured Top 3 vehicle placement Increase Connections BEST Featured Priority Vehicle placement in #1 listings slot Unmatched exposure SUBSCRIPTION TIERS1 U.S. Dealers International Dealers 25,000 20,000 15,000 10,000 5,000 0 Freemium Enhanced Featured Featured Priority Providing dealers with the flexibility to attract ready to purchase shoppers CG 28 1. CarGurus internal data as of March 31, 2022. CarOffer is excluded from the dealer metrics presented. carGurus®

Innovating to stay ahead of the curve & sell more efficiently

*New Products Driving **Engagement, Insights, & Efficiency***



Area Boost



CarGurus RPM®

IMPROVE ENGAGEMENT

- ✓ Meet shopper demand
- ✓ Expand market
- ✓ Grow shopper connections



Dealer Dashboard/App

UNIQUE INSIGHTS

- ✓ Optimize inventory management
- ✓ Pricing tool—VIN scan
- ✓ Lead AI


CarGurus Digital Deal

INCREASE EFFICIENCY

- ✓ Prioritize best leads
- ✓ Pre-qualify leads
- ✓ Support trade-ins

29

CarGurus

…As a result, dealers are staying and using our products more KEEPING DEALERS… Indexed Annual Average of Monthly Retention 1.01 1.00 0.99 0.98 2017 2018 2019 2020 2021 2022… AND DRIVING UPSELL Premium Placement Listings share of MRR 50% 45% 40% 35% 30% 25% 2017 2019 2022 Gaining loyalty and traction as dealers unlock value through our products The proportion of premium placement listings share of MRR increased from 33% to 47% since 2017 30 CarGurus®

Despite leading position, we have long runway for growth A Unique Combination Scale ROI Innovation Enhancing Dealer Relationships Growing U.S. QARSD1 $5,133 3Q’20 $5,304 4Q’20 $5,466 1Q’21 $5,550 2Q’21 $5,602 3Q’21 $5,633 4Q’21 $5,713 1Q’22 Gain U.S. Market Share2 42% Unsold Path to 30K U.S. Paying Dealers Not on CG 20% Paying Dealers 58% Freemium Dealers 22% Ability to capture untapped market share through continuous ROI and innovation CG® 1. Please see the Appendix to this presentation for our definition of QARSD 2. CarGurus internal estimates (2022) CarGurus® 31

CarGurus® Sell DEALER VALUE PROPOSITION LED BY | Brad Rosenfeld Executive Vice President of Digital Retail Commercialization

Providing ROI and driving innovation for our dealers through digital retail offerings 1 Empowering dealers with the tools they need to compete in an increasingly digital landscape 2 Simplifying the digital retail process and helping dealers become more efficient operators 3 Helping dealers sell more cars by offering dealers flexibility to serve customers the way they want Providing dealers with the capabilities to deliver a customized digital retail journey, driving more sales in an efficient way DIGITAL RETAIL CarGurus® 33

Dealers are preparing for more online transaction capabilities



Shoppers
want to do more....

60%

of shoppers prefer to do more of the car-buying process from home[1]





...and CarGurus customers want to do even more online.

80%

of CarGurus users are open to buying online[2]

95%

of CarGurus app users are open to buying online[2]

1. 2021 CarGurus Buyer Insight Report (October 2021)
2. CarGurus internal research (May 2022)

34

CarGurus

Our digital retail offerings are scaling and bringing value to dealers and consumers 415K+ Total Digitally Enabled Listings1 Already Seeing the Results 78% Of households have access to more than 30K Area Boost listings3 $1B In loans funded with pre-qual finance in 20212 37% Growth in Q1 year-over-year digital retail product revenue4 35 1. CarGurus internal data as of May 1, 2022 2. Total funded loans through CarGurus partner lenders, (January 2021 – December 2021) 3. CarGurus internal data of 1,500 Area Boost Dealers’ Area Boost Inventory (July 2021) 4. Calculated as the growth of Area Boost and consumer financing revenue for the quarter ended March 31, 2022 compared to the quarter ended March 31, 2021 CarGurus®

PROVIDE A MODERN SHOPPING EXPERIENCE 36

Streamlining the commerce process provides dealers with efficiency and ability to sell more DRIVING EFFICIENCY Consumers are 7x more likely to make an appointment with a dealer through checkout1 26% Of consumer submit a credit application2 SELLING MORE CARS Digital Deal leads close 2X more than standard email leads3 60% Of deposits lead to a sale4 We help dealers and their sales team become more efficient operators and sell more vehicles by taking control of the digital retail journey 37 1. CarGurus internal data, of 40k total leads submitted April 2021 - March 2022 2. CarGurus internal data (May 2022) 3. CarGurus internal data, 8 CarGurus pilot dealers, April 2021 - October 2021 4. CarGurus internal data, 11 pilot dealers, October 2021 - March 2022 CarGurus®

Allowing dealers to flexibly serve the consumer Offline | At Dealership Offline | At Dealership Vehicle Calculator Credit Trade-in Payment Protection Delivery Hard-pull Finance-in-Advance Deposits Reservations Offline | At Dealership CarGurus is reimagining a dealer-aligned way for consumers to transact –allowing both dealers and consumers the flexibility to choose their own journey CarGurus® 38

Building value along the way… Finance in Advance 2020 CG Convert 2022 2019 Area Boost 2021 Digital Deal FUTURE STATE Empowering dealers to compete with online retailers Facilitating the transaction on more listings Flexibility to sell on or offline without geographic boundaries Multiple paths of monetization with limited capital investment Empowering dealers to compete with online retailers, while enabling transactional and subscription monetization 39

CarGurus® 15 Minute Break 40

CarGurus® Shop, Finance, Buy & Sell CONSUMER VALUE PROPOSITION LED BY | Sam Zales President & Chief Operating Officer

Building upon our foundation to become lifecycle partners with consumers 1 History of trust and transparency wins the consumer audience in Listings, and will in transaction-enabled platform 2 Financing capabilities provide optimal multi-lender shopping experience 3 Instant Max Cash Offer offers consumers the best-selling experience 4 Winning Digital Retail with a competitively-advantaged value proposition CarGurus® 42

Consumers needed easy, trustworthy answers to their car shopping questions…. Where can I buy a car like this if it is not in my area? Can I sell my car for a fair price? What type of vehicle should I buy? How do I know if I’m getting the best financing? What if this dealer is not near me? Can I still test drive a car if I am buying online? Have others liked working with this dealer? Can I sell my car online for a great deal? Can I complete some steps of the purchase online? Am I getting a good deal? AUTO Credit Score 43 CarGurus®

SHOP: Our differentiated listings attracts the largest consumer audience Shop Finance Buy Sell Largest inventory & selection1 Proprietary IMV Unique dealer ratings Rigorous deal ratings Customer-focused sort order #1 most visited automotive shopping site in the U.S.2 44 1. Compared to major online automotive marketplaces in the U.S., defined as CarGurus.com, Autotrader.com, Cars.com, and TrueCar.com; Based on YipitData as of March 31, 2022. 2. Comscore Media Metrix® Multi-Platform, Automotive – Information/Resources, Total Visits, Q1 2022, U.S. as of May 9, 2022 3. Total CarGurus U.S. Paying and Freemium Dealers, as of March 31, 2022 4. Sourced from publicly available data, as of March 31, 2022 Primary Competition CarGurus Competitor 1 Competitor 2 Competitor 3 # of U.S. Dealers 33.6K3 19.5K4 23.8K5 12.4K4 # of U.S. Vehicle Listings 2.7 million6 1.9 million5 2.2 million5 1.1 million5 % Good and Great Deal 30%6 60%7 67%7 N/A CG 5. Based on YipitData estimates as of March 31, 2022 6. CarGurus internal data, as of March 31, 2022 7. Comparative Analysis of US Vehicle Listings Platforms, Bates White Economic Consulting, June 2020 CarGurus® 44

Consumer needs changing: adapting to offer same trust and transparency We became the #1 listings platform… Proprietary vehicle data IMV price comparison Dealer and deal ratings Largest selection of inventory1 …But consumer needs continued to change… 80% CG users are open to buying online, but want an in-person test2 22% CG users prefer online financing2 60% Auto shoppers prefer to do more from home2 21% CG users prefer online trade-in valuation2 ...So we created an unmatched end-to-end transaction-enabled platform Largest selection of vehicles in the U.S.1 Price comparisons Financing from a marketplace of lenders Maximized offers from thousands of competing dealers Flexibility to complete transaction in store or online 1. Compared to major online automotive marketplaces in the U.S., defined as CarGurus.com, Autotrader.com, Cars.com, and TrueCar.com; Based on YipitData as of March 31, 2022 2. 2021 CarGurus Buyer Insight Report (October 2021) CarGurus® 45

Empowering consumers through their automotive journey SHOP FINANCE BUY SELL CarGurus® DIGITAL DEAL Marketplace Provides trust and transparency for a consumer to find a vehicle of their choice Area Boost Enables consumers to search for vehicles outside of their immediate region Financing Options Option for soft or hard-pull financing from multiple lenders. Submit credit application to get real rates from real lenders and complete more of the paperwork at home Deposits $500 deposit to reserve your purchase Instant Max Cash Offer Provides the best deal from over thousands of dealers with ability to trade-in for new vehicle CarGurus® 46

FINANCE: Customize online before dealer visit… Shop Finance Buy Sell Finance-In-Advance Only Takes Minutes Just enter a few basic details to instantly see your options Personalized Real Rates Know your real monthly payment before visiting the dealer No Impact on Your Credit Score Check out your options. Your credit won’t budge! Allows consumers to shop by payment Consumers are 64% more likely to purchase a vehicle after pre-qualifying1 Hard-Pull Financing 44% QoQ increase in applications2 75% QoQ increase in Accepted Loans3 Hard-Pull provides more lenders options to consumers Apply Submit Decide Pulls from an expansive network of lenders to identify the optimal financing choice 47 1. CarGurus internal data (May 2022) 2. Increase in hard-pull financing applications according to CarGurus internal data for the quarter ended March 31, 2022 compared to the quarter ended December 31, 2021 3. Increase in accepted loans according to CarGurus internal data for the quarter ended March 31, 2022 compared to the quarter ended December 31, 2021 CarGurus®

BUY: The best way to buy a used vehicle

Shop | Finance | **Buy** | Sell

		Primary Competition	
	CarGurus	Next 3 Largest Online Marketplaces[1,2]	Online Retailers[2]
Multiple financing options	✓	✗	? (PARTIAL)
Deliver to your home	✓	✗	✓
Option to test drive in person	✓	✓	✗
Reserve your vehicle	✓	✓	✓
Largest selection of vehicles[3]	✓	✗	✗

Digital Deal + Area Boost + Listings Inventory = Greatest Selection

48

1. Based on amount of U.S. inventory according to YipitData as of March 31, 2022
2. CarGurus internal research (May 2022)
3. Compared to major online automotive marketplaces in the U.S., defined as CarGurus.com, Autotrader.com, Cars.com, and TrueCar.com; Based on YipitData as of March 31, 2022

CarGurus

SELL YOURS CAR 100% ONLINE 49

SELL: The best way to sell a used vehicle Shop Finance Buy Sell MAXIMUM SALES PRICE Highest bid available from thousands of dealers within the CarOffer network FAST Offer in under 2 minutes TRUSTWORTHY Choice of payment, remote inspections and exceptional customer service CONVENIENT PICK-UP OR DROP-OFF Self-service pick-up or vehicle drop-off 50 INSTANT MAX CASH OFFER TRANSACTIONS1 7,000 6,000 5,000 4,000 3,000 2,000 1,000 0 NPS: 89 3Q’21 4Q’21 1Q’22 1. CarGurus internal data (May 2022); see the Appendix to this presentation for our definition of IMCO Transactions FOR SALECarGurus 50

SELL: Instant Max Cash Offer providing the highest bids from thousands of dealers Shop Finance Buy Sell Primary Competition1 Win Rate % CarGurus CarOffer Big Box Retailer Online Retailer #1 Online Retailer #2 Online Marketplace $0-$10K #2 #1 #3 #4 N/A $10K to $20K #2 #1 #3 #4 N/A $20K to $30K #2 #1 #3 #4 N/A $30K to $40K #1 #2 #4 #3 N/A $40K to $50K #1 #2 #3 #2 N/A $50K to $60K #1 #4 #3 #2 N/A $60K+ #1 #4 #2 #3 N/A 51 1. The positions within this chart represent a comparative analysis of consumer Win Rate %’s between CarGurus, a big box retailer competitor, two online retailer competitors, and an online marketplace competitor. The #1 position in the table denotes the highest win rate % percentage based upon CarGurus internal data (May 2022). CarGurus®

Creating a winning platform for consumers to utilize for every automotive decision SELECTION Most inventory1 More lending options PRICE IMV APRs Instant Max Cash Offer CONVENIENCE Digital-to-in-store Delivery Pick-up or drop-off TRUST Sort order Dealer and deal ratings Multi-vendor shopping 52 1. Compared to major online automotive marketplaces in the U.S., defined as CarGurus.com, Autotrader.com, Cars.com, and TrueCar.com; Based on YipitData as of March 31, 2022 CarGurus®

CarGurus The Automotive Ecosystem Realized through Powerful Synergies LED BY | Tom Caputo Chief Product Officer

Customer and company benefits of a unified platform 1 Combining Listings, Digital Wholesale, Instant Max Cash Offer, and Digital Retail into a unified platform creates synergistic customer benefits Dealers win by leveraging data and a tight integration between wholesale and retail to optimize unit margins Consumers enjoy access to more inventory and better pricing intelligence to shop and buy smarter 2 Synergies from a unified platform give our business bundling opportunities and shared operational efficiencies FOUNDATIONAL LISTINGS DIGITAL RETAIL DEALER-TO-DEALER INSTANT MAX CASH OFFER CarGures 54®

CarGurus now serves all aspects of the consumer lifecycle

50% of Instant Max customers also look at VDPs. ~20% submit a lead

26% of Digital Deal shoppers submit a credit application


Shop
Finance
Buy
Sell
Consumers

60% of CG shoppers have a car to sell

Digital Deal close rates 2X vs. standard email leads

55

Source: CarGurus internal data (May 2022)

CarGurus

All-in-one destination for consumers Shop Finance Buy Sell what do consumers what from CarGurus? Selection, price Convenience, Trust CarGurus® 56

Providing consumers with access to unique inventory while accelerating dealer turn times Vehicles purchased by dealers on CarOffer could be automatically listed on CarGurus while still in transit to the buying dealer CONSUMERS Early access to new inventory only on CarGurus.com selection + choice DEALERS Accelerated vehicle marketing by 3-10 days shorter turn times + higher profits 57 CarGurus®

We empower dealers to source, market and sell by linking wholesale and retail in ways no competitor can

CG sales team driving ~30% of CarOffer new sign-ups


Source
Market
Sell
Dealers

~1/3 CarOffer buyers using CarGurus IMV in their bidding logic

~10K CG dealers using the pricing tool

What do dealers want from CarGurus?
Incremental Sales, Data + Analytics

58

Source: CarGurus internal data (May 2022)

CarGurus

TODAY: Integrating wholesale and retail to improve dealer decision making Source with more information Dealers can bid in the CarOffer wholesale matrix based upon CarGurus’ IMV Market in new geographies Area Boost allows dealers to reach relevant shoppers outside of their core market Sell with more options and confidence CarOffer’s wholesale offers integrated into the CarGurus Pricing Tool for optimal retail vs. wholesale selling decision-making 59 CarGurus®

LONG-TERM: Optimizing dealer profits through powerful data and insights Source with more information Sourcing Recommendations based on supply, demand and local market trends Market in new geographies Nationwide Marketing Strategies to maximize value of inventory Sell with more options and confidence Advanced Retail Pricing Recommendations Complete Transactions Unique data assets across CarGurus and CarOffer 60 CarGurus®

Platform synergies benefit our business model in addition to our value proposition Bundling to drive stickiness with consumers and dealers INSTANT MAX CASH OFFER ACCESS for CO + CG dealers PRICING & PACKAGING INCENTIVES for CO + CG dealers to transact more on CO and buy premium listings tiers CONSUMER with incentives and discounts for using IMCO + Digital Retail Operational efficiencies CONSOLIDATED CALL CENTER SUPPORT to serve IMCO and Digital Retail SCALALBE LOGISTICS NETWORK enabling D2D, Instant Max Cash Offer, and potentially Digital Retail 61 CarGurus®

CarGurus will provide consumers and dealers with an unmatched platform experience By combining our foundational Listings business with Digital Retail, Wholesale and Instant Max Cash Offer, we create Unparalleled product synergies Unmatched consumer experience Unrivaled dealer value proposition New product, revenue opportunities Efficiencies for our business More inventory, more car shoppers, more engagement, more transactions and more dealers CarGurus® 62

CarGurus® Consumer Marketing Strategy LED BY | Dafna Sarnoff Chief Marketing Officer

Our marketing approach leverages our existing assets and reflects our expansion into a transaction-enabled platform 1 Leveraging our large consumer audience that trusts and returns to us as we market a transaction-enabled platform 2 Realizing synergies and exploiting our economic advantages in cross-category marketing 3 Broadening our reach and telling our new story to drive greater awareness Create richer, longer-term relationships with consumers 64 CarGurus®

Drawing and re-engaging our customers with our site and our app at increasingly high levels 31M MONTHLY VISITORS1 LARGEST IN MARKET2 50M EMAIL DATABASE 3.5M APP INSTALLS IN 2021 OUR FASTEST GROWING LEAD SOURCE Our traffic leadership, products—that drive ongoing customer engagement, and owned channel assets, are a powerful foundation for our expansion and growth 1. Represents monthly average unique visitors in the U.S. for the three months ended March 31, 2022; see the Appendix to this presentation for this definition 2. Comscore Media Metrix Multi-Platform, Automotive – Information/Resources, Total Visits, Q1 2022, U.S. as of May 9, 2022 65 CarGurus®

Already realizing the powerful effects of connected businesses ORGANIC TRAFFIC IS THE PRIMARY SOURCE OF INSTANT MAX LEADS OF THOSE WHO SELL WITH US 20% SUBMIT A LEAD TO BUY For every $1 spent on IMCO 15-20 cents is covered by IMCO 20-30 cents is covered by Listing Business For every $1 spent on Listing Business As marketing efforts for one business draw traffic to the platform, consumers become customers of multiple products 66 Source: CarGurus internal data (May 2022) CarGurus®

Reaching untapped new customers with upper funnel brand awareness campaigns TODAY, <5% OF IN-MARKET CONSUMERS KNOW US AS A PLACE TO TRANSACT ONLINE1 FOCUS ON REACH NEW INTEGRATED CAMPAIGNS CHANNEL AND MEDIA OPTIMIZATION Drive awareness of CarGurus as the digital destination for the full spectrum of consumer auto needs 67 1. CarGurus internal data (May 2022) CarGurus®

Strong foundation and expanding assets will drive future profitability and growth Organic traffic and owned channels are large and growing Economic efficiencies enable scaling Current success despite limited brand awareness New brand strategy to capture new growth segments Planned marketing efforts will further boost long-term growth momentum, and benefit expanded portfolio of offerings 68 CarGurus®

CarGurus® Financial Overview LED BY | Scot Fredo Chief Financial Officer

Providing value for our investors through our proven financial DNA 1 Financial profile with a strong track record of growth and proven profitability 2 Strategic capital deployment across our business, optimizing our significant free cash flow generation to unlock value for our businesses. 3 We have now complemented our strong profitable foundation with high growth platforms in large TAMs 4 Our capital efficient approach across our Marketplace, Instant Max Cash Offer, Dealer-to-Dealer and Digital Retail allows us to achieve growth and profitability 70 CarGurus®

CarGurus: driving growth and profitability Strong track record of revenue growth in large total addressable markets Diversified customer base, high quality subscription and transactional revenue Proven operating leverage and profitability Attractive free cash flow generation TOTAL REVENUE & FCF OVER TIME $ Millions Revenue Free Cash Flow1 Pro Forma Free Cash Flow1 $1,000 $900 $800 $700 $600 $500 $400 $300 $200 $100 $0 32% CAGR $317 $454 $589 Pro Forma1: $598 $551 $951 $180 $160 $140 $120 $100 $80 $60 $40 $20 $0 FY 2017 FY 2018 FY 2019 FY 2020 FY 2021 % Margin1,2 8% 11% 13% 29% 28% 1. Please see the Appendix to this presentation for a reconciliation of these non-GAAP measures 2. Consolidated Adjusted EBITDA Margin 71 CarGurus®

Understanding our external revenue presentation... Income Statement Presentation MARKETPLACE Listings Subscription Packages RPM Digital Advertising Suite OEM Advertising Digital Retail: Area Boost, Finance Partnerships, Digital Deal, Other Digital Retail Pilots PRODUCT Instant Max Cash Offer Cost of the vehicle including transportation Arbitration (possess ownership)1 WHOLESALE Dealer-to-Dealer Transactions OfferGuard, 45-Day Guarantee ConsumerLane Arbitration (rematched to dealers)1 Transportation (excluding landed dealer) and Inspection Business Unit Presentation MARKETPLACE Listings Subscription Packages RPM Digital Advertising Suite OEM Advertising Digital Retail: Area Boost, Finance Partnerships, Digital Deal, Other Digital Retail Pilots INSTANT MAX CASH OFFER Instant Max Cash Offer Cost of the vehicle including transportation All IMCO Arbitration All IMCO Transportation and Inspection DEALER-TO-DEALER Dealer-to-Dealer Transactions OfferGuard, 45-Day Guarantee ConsumerLane All D2D Arbitration All D2D Transportation and Inspection 72 1. Inclusive of both Dealer to Dealer and IMCO arbitrations. CarGurus®

Steady growth marketplace provides a profitable foundatio $317 $454 $589 $551 $637 8% 11% 13% 29% 28% 0% 5% 10% 15% 20% 25% 30% 0100 200 300 400 500 600 700 800 FY 2017 FY 2018 FY 2019 FY 2020 FY 2021U.S. Revenue International Revenue Consolidated Adjusted EBITDA Margin Highly profitable foundational marketplace business provides ample funding for new growth initiatives Pro Forma1: $598 19% REVENUE CAGR 2017 - 2021 73 1. Please see the Appendix to this presentation for a reconciliation of these non-GAAP measures CarGurus®

CarOffer: driving significant profitable wholesale revenue growth Dealer-to-Dealer Revenue Dealer-to-Dealer Non-GAAP Gross Margin1 Instant Max Cash Offer Revenue Instant Max Cash Offer Non-GAAP Gross Margin 1 $ Millions $300 $250 $200 $150 $100 $50 $- 576% REVENUE GROWTH RATE 1Q’21-1Q’22 92% QoQ% REVENUE GROWTH RATE Q4’21-1Q’22 32% 52% 16% 26% $5.1 $84.2 $161.8 30% $15.6 $57.3 $57.7 5% $94.3 5% $105.5 3% 55% 50% 45% 40% 35% 30% 25% 20% 15% 10% 5% 0% 1Q’21 2Q’21 3Q’21 4Q’21 1Q’22 D2D: High Growth, 30%+ Non-GAAP Gross Margins1 IMCO: High Growth, controllable Single-Digit Non-GAAP Gross Margins1 74 1. Please see the Appendix to this presentation for a reconciliation of these non-GAAP measures CarGurus®

CarOffer: efficient operations yield strong revenue and adjusted EBITDA results CAROFFER REVENUE & ADJUSTED EBITDA1 CarOffer Revenue CarOffer Adjusted EBITDA1 $ Millions $300 $250 $200 $150 $100 $50 $- $(50) 1,617% YoY % REVENUE GROWTH RATE 1Q’21-1Q’22 10,200% YoY % ADJUSTED EBITDA GROWTH 1Q’21-1Q’22 $15.6 $57.3 $62.7 $178.5 $267.3 $(0.2) $12.6 $8.8 $33.3 $20.2 1Q’21 2Q’21 3Q’21 4Q’21 1Q’22 High growth and profitable wholesale business 1. Please see the Appendix to this presentation for a reconciliation of this non-GAAP measure 75 CarGurus

How does the math work for a typical Dealer-to-Dealer and Instant Max Cash Offer transaction? DEALER-TO-DEALER Revenue $1,250 Cost of Sale ($800) Gross Profit per Unit $450 Gross Profit Margin per Unit 36.0% INSTANT MAX CASH OFFER Revenue $27,000 Cost of Sale ($26,000) Gross Profit per Unit $1,000 Gross Profit Margin per Unit 3.7% Revenue Includes: Buying Dealer Fee $325 Selling Dealer Free $325 Inspection $110 Transportation (varies) Costs Include: Transaction Processing & Data Costs Inspection Transportation Revenue Includes: Vehicle Sale Price (varies) Buying Dealer Fee $325 Inspection $110 Transportation (varies) Costs Include: Consumer Vehicle Payout Transaction Processing Inspection Transportation 76 Note: The above is shown for illustrative purposes only; it does not represent an actual transaction and is not intended to be indicative of any future transaction. CarGurus®

While maintaining profitability, CarOffer is gaining significant scale quickly TOTAL TRANSACTIONS1 D2D Instant Max Cash Offer # UNITS 80,000 70,000 60,000 50,000 40,000 30,000 20,000 10,000 0 12,013 1Q’21 36,920 2Q’21 240 35,514 3Q’21 3,015 68,092 4Q’21 6,553 62,934 1Q’22 GROSS MERCHANDISE SALES (GMS)2 & AVERAGE SALES PRICE (ASPs)3 GMS — ASPs $ MILLIONS $2,500 $2,000 $1,500 $1,000 $500 $- $227 1Q’21 $938 2Q’21 $880 3Q’21 $2,160 4Q’21 $2,000 1Q’22 $35,000 $30,000 $25,000 $20,000 $15,000 $10,000 $5,000 $- 1. Please refer to the Appendix to this presentation for our definition of Total Transactions 2. Please refer to the Appendix to this presentation for our definition of Gross Merchandise Sales 3. CarGurus internal data (March 2022) of Total Average Sale Prices of both D2D and IMCO transactions 77 CarGurus®

Significant free cash flow to support high growth initiatives NON-GAAP FREE CASH FLOW EVOLUTION1 $ Millions $160 $140 $120 $100 $80 $60 $40 $20 $0 $12.8 FY 2016 $18.3 FY 2017 $44.2 FY 2018 $55.9 FY 2019 $149.2 FY 2020 Pro Forma $154.4M1 $84.4 FY 2021 2021 CarOffer Transaction2 $70M Cash $104M Stock Acquired 51% stake CarOffer® 1. Please see the Appendix to this presentation for a reconciliation of these non-GAAP measures 2. Source: Note 4 to the consolidated financial statements included in the CarGurus, Inc. Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on February 25, 2022 78 CarGurus®

Top three key investment areas Hiring and Developing TALENT Headcount 827 in 2020 1,203 in 2021 in 2022 Investing in Cutting-Edge TECHNOLOGY Technology Spend $86M in 2020 $106M in 2021 in 2022 Driving Growth and Awareness SALES & MARKETING Sales & Marketing Spend $257M in 2020 $291M in 2021 in 2022 Investments supporting long-term growth objectives 79 CarGurus®

Capital efficient approach to reach our long-term targets

	FY 2021 Non-GAAP Gross Margins[1]	1Q'22 Non-GAAP Gross Margins[1]	Long-Term Non-GAAP Gross Margin Target[3]	Long-Term Adjusted EBITDA Margin Target[3]
MARKETPLACE[2]	93%	92%	90-93%	30-35%
INSTANT MAX CASH OFFER	4%	3%	5-6%	2-3%
DEALER-TO-DEALER	38%	30%	40-45%	20-25%
MARKETPLACE[2]	93%	92%	90-93%	30-35%
PRODUCT	1%	(1%)	2-3%	1-2%
WHOLESALE	45%	42%	45-50%	25-30%
CONSOLIDATED	71%	44%	--	--

Margin: on consolidated basis expect margin compression as a result of Instant Max Cash Offer being accounted for on gross basis

Nominally, we continue to drive both revenue and gross profit dollar growth

Digital Retail: a significant opportunity and potential upside to current long-term margins and profitability

1. Please see the Appendix to this presentation for a reconciliation of these non-GAAP measures
2. Inclusive of Digital Retail
3. The assumptions that are built into the long-term targets above are based on recent market behaviors and industry conditions. Long-term targets exclude the effects of significant COVID-19 resurgences, including the reintroduction of lockdowns and/or a slowed pace of recovery, or other macro-level industry issues that result in dealers and consumers materially changing their recent market behaviors or that cause us to enact measures to assist dealers, such as offering fee reductions or waivers as we have done from time to time during the COVID-19 pandemic. Long-term targets also exclude any potential impact of foreign currency exchange gains or losses. CarGurus has not reconciled its long-term targets for: (i) non-GAAP gross margins to GAAP gross margins because stock-based compensation and amortization of intangible assets, the reconciling items between such GAAP and non-GAAP financial measures, cannot be reasonably predicted due to the timing, amount, valuation and number of future employee equity awards, and therefore cannot be determined without unreasonable effort; or (ii) adjusted EBITDA to GAAP net income because stock-based compensation, amortization of intangible assets, acquisition-related expenses, depreciation expenses, non-intangible amortization, other income (net), and the provision for income taxes, the reconciling items between such GAAP and non-GAAP financial measures, cannot be reasonably predicted due to, as applicable, the timing, amount, valuation and number of future employee equity awards, and the uncertainty relating to the timing, frequency and effect of acquisitions, and therefore cannot be determined without unreasonable effort.

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CarGurus®

Q2 Guidance: updated

$ in Millions (*except Non-GAAP EPS)	1Q'2022	2Q'2022 – Original Guidance (5/9/22)[1]	2Q'2022 - Updated Guidance (5/25/22)
Revenue	$431	$480 - $510	$490 - $520
IMCO Revenue	$162	$219 - $239	$227 - $247
Non–GAAP Operating Income	$62	$44 - $52	$48 - $56
Consolidated Adjusted EBITDA	$66	N/A	$51.5 - $59.5
Non-GAAP EPS	$0.36	$0.26 - $0.29	$0.27 - $0.30

1. Prior guidance provided in CarGurus' first quarter 2022 earnings results call and/or in its earnings press release dated May 9, 2022, furnished as Exhibit 99.1 to CarGurus' Current Report on Form 8-K filed with the SEC on May 9, 2022. This prior guidance is updated with today's presentation.

Note: The second quarter 2022 non-GAAP EPS calculation assumes 119.5 million diluted weighted-average common shares outstanding. This assumed number of shares outstanding excludes the potential dilution from CarGurus utilizing its equity as the sole form of consideration to purchase the remaining 49% interest in CarOffer, which is assumed for accounting purposes. As of March 31, 2022, there were 7.9 million potentially dilutive shares related to the potential future purchase of the remaining 49% interest in CarOffer, all of which have been excluded from the calculation of the second quarter 2022 non-GAAP EPS calculation as they were anti-dilutive as of such date.

The assumptions that are built into guidance for the second quarter 2022 regarding our pace of paid dealer acquisition, churn, and expansion activity for the relevant period are based on recent market behaviors and industry conditions. Guidance for the second quarter 2022 excludes the effects of significant COVID-19 resurgences, including the reintroduction of lockdowns and/or a slowed pace of recovery, or other macro-level industry issues that result in dealers and consumers materially changing their recent market behaviors or that cause us to enact measures to assist dealers, such as offering fee reductions or waivers as we have done from time to time during the COVID-19 pandemic. Guidance also excludes adjustments to the carrying value of redeemable noncontrolling interests resulting from potential changes in the redemption value of such interests, and any potential impact of foreign currency exchange gains or losses.

CarGurus has not reconciled its guidance for (i) non-GAAP operating income to GAAP operating income, (ii) consolidated adjusted EBITDA to GAAP consolidated net income, or (iii) non-GAAP EPS to GAAP EPS because the reconciling items between such GAAP and non-GAAP financial measures, which include, as applicable, stock-based compensation, amortization of intangible assets, acquisition-related expenses, depreciation expenses, non-intangible amortization, other income (net), the provision for income taxes, and adjustments to the carrying value of redeemable noncontrolling interests resulting from changes in the redemption value of such interests, cannot be reasonably predicted due to, as applicable, the timing, amount, valuation and number of future employee equity awards, and the uncertainty relating to the timing, frequency and effect of acquisitions and the significance of the resulting acquisition-related expenses, including adjustments to the carrying value of redeemable noncontrolling interests resulting from potential changes in the redemption value of such interests, and therefore cannot be determined without unreasonable effort.

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CarGurus

CarGurus® Closing Remarks LED BY | Jason Trevisan Chief Executive Officer

CC® Recap of the day EVOLVING TO MEET NEEDS Dealers Source efficiently High ROI marketing Compete digitally Consumers Customizable, trusted, and transparent one-stop shop REALIZING SYNERGIES Combining businesses to create unmatched marketplace experience Listings Digital Retail Digital Wholesale Instant Max Cash Offer Gain marketing leverage through integrated campaigns GROWING OUR TAM FROM STRONG FOUNDATION Historical performance and strong execution support buildout of full life cycle capabilities Opportunity to expand into untapped TAM We have created the only fully integrated transaction-enabled platform where platform synergies create customer and business model benefits 83 CarGurus®

The resulting financial profile is compelling... and scarce

TECHNOLOGY	SCALE	PROFIT	GROWTH	RUNWAY
U.S PUBLIC TECH COMPANIES	**$3B+ MARKET CAP**	**PROFITABLE IN 2021**	**GREW 40% IN 2021**	**40% CONSENSUS GROWTH NTM**
5,146	476	387	46	9

Sourced from CapIQ Public Data. We searched the following criteria as of May 12, 2022: The number of US Public Technology Companies (Tech & Comm Services). Of those companies, the number of companies who have a market capitalization of $3 billion or higher. Of those companies, the number of companies who had positive operating income for the year ended December 31, 2021. Of those companies, the number of companies that had greater than 40% of revenue growth comparing December 31, 2021 to December 31, 2020. Of those companies, the number of companies who have analyst consensus showing 40+ growth in the next twelve months.

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CarGurus®

CarGurus® 5 Minute Break 85

CarGurus® Question & Answer Panel 86

Question & Answer Panel Jason Trevisan Chief Executive Officer Scot Fredo Chief Financial Officer Sam Zales President & Chief Operating Officer Dafna Sarnoff Chief Marketing Officer Tom Caputo Chief Product Officer Spencer Scott EVP, North American Sales and Service Brad Rosenfeld EVP, Digital Retail Commercialization Kirndeep Singh VP, Head of Investor Relations 87 CarGurus®

CarGurus® Thank You!

CarGurus® Appendix

Definitions CARGURUS PAYING DEALERS CARGURUS FREEMIUM DEALERS CAROFFER ENROLLED DEALERS CAROFFER DEALER-TO-DELAER TRANSACTIONS INSTANT MAX CASH OFFER TRANSACTIONS CAROFFER TOTAL TRANSACTIONS CAROFFER GROSS MERCHANDISE SALES (“GMS”) A dealer account with an active, paid marketplace subscription at the end of a defined period. A dealer account that is active with CarGurus’ Restricted listings at the end of a defined period, but does not have an active, paid marketplace subscription at the end of such defined period. Restricted listings do not display the name, address, website URL, or phone number of the relevant dealer and are subject to other limitations. Defined as those for which CarOffer and the applicable dealer have signed an enrollment agreement to participate on the CarOffer platform and CarOffer has entered such dealer’s rooftops in its sales management system. Includes dealers that have signed an enrollment agreement but have not yet completed CarOffer’s onboarding process. The number of vehicles sold through the CarOffer platform (other than those sold by consumers) during the specified time period, based on the date that CarOffer considers the vehicle as sold, which can vary depending on the nature of the transaction. The number of transactions for reported periods is subject to potential adjustment after the date hereof based on future arbitration claims that may occur in the ordinary course. The number of vehicles sold by consumers through the CarOffer platform during the specified time period, based on the date that CarOffer considers the vehicle as sold, which can vary depending on the nature of the transaction. The number of transactions for reported periods is subject to potential adjustment after the date hereof based on future arbitration claims that may occur in the ordinary course. The aggregate of CarOffer Dealer-to-Dealer Transactions and Instant Max Cash Offer Transactions during the specified time period. The number of transactions for reported periods is subject to potential adjustment after the date hereof based on future arbitration claims that may occur in the ordinary course. The aggregate sale price of all vehicles sold through the CarOffer platform during the specified time period, calculated as the sum of each vehicle’s selling price indicated in the CarOffer system of record based on the date on which CarOffer considers the vehicle as sold, which can vary depending on the nature of the transaction. Excludes OfferGuard and Guaranteed Put-Bid contracts, as well as all fees relating to transportation, inspection, and arbitration. Amounts for reported periods are subject to potential adjustment after the date hereof based on future arbitration claims that may occur in the ordinary course. GMS is inclusive of both CarOffer Dealer-to-Dealer Transactions and Instant Max Cash Offer Transactions. 90 CarGurus®

Definitions CAROFFER AVERAGE TRANSACTIONS PER DEALER (PURCHASES AND SALES) QUARTERLY AVERAGE REVENUE PER SUBSCRIBING DEALER (“QARSD”) AVERAGE MONTHLY SESSIONS AVERAGE MONTHLY UNIQUE USERS The number of CarOffer Total Transactions during the specified time period, divided by the total number of participating dealers in such time period. Participating dealers reflect dealers that purchased or sold at least one vehicle through the CarOffer platform during the specified time period, based on the date that CarOffer considers the vehicle as sold, which can vary depending on the nature of the transaction. The number of transactions for reported periods is subject to potential adjustment after the date hereof based on future arbitration claims that may occur in the ordinary course. We define QARSD, which is measured at the end of a fiscal quarter, as the marketplace revenue primarily from subscriptions to our Listings packages and Real-time Performance Marketing digital advertising suite during that trailing quarter divided by the average number of paying dealers in that marketplace during the quarter. We calculate the average number of paying dealers for a period by adding the number of paying dealers at the end of such period and the end of the prior period and dividing by two. We define monthly sessions as the number of distinct visits to our websites (excluding CarOffer) that take place each month within a given time frame, as measured and defined by Google Analytics. We calculate average monthly sessions as the sum of the monthly sessions in a given period, divided by the number of months in that period. A session is defined as beginning with the first page view from a computer or mobile device and ending at the earliest of when a user closes their browser window, after 30 minutes of inactivity, or each night at midnight (i) Eastern Time for our United States and Canada websites, other than the Autolist website, (ii) Pacific Time for the Autolist website, and (iii) Greenwich Mean Time for our U.K. websites. A session can be made up of multiple page views and visitor actions, such as performing a search, visiting vehicle detail pages, and connecting with a dealer. For each of our websites (excluding CarOffer), we define a monthly unique user (or visitor) as an individual who has visited any such website within a calendar month, based on data as measured by Google Analytics. We calculate average monthly unique users as the sum of the monthly unique users of each of our websites in a given period, divided by the number of months in that period. We count a unique user the first time a computer or mobile device with a unique device identifier accesses any of our websites during a calendar month. If an individual accesses a website using a different device within a given month, the first access by each such device is counted as a separate unique user. If an individual uses multiple browsers on a single device and/or clears their cookies and returns to our site within a calendar month, we count each such visit as a unique user. 91 CarGurus®

Reconciliations of Dealer-to-Dealer non-GAAP gross profit margin

CarOffer Dealer-to-Dealer Business

($ millions)	1Q 2021	2Q 2021	3Q 2021	4Q 2021	FY 2021	1Q 2022
GAAP REVENUE	$15.6	$57.3	$57.7	$94.3	$224.9	$105.5
GAAP COST OF REVENUE	$13.1	$39.0	$42.5	$65.5	$160.1	$78.9
GAAP GROSS PROFIT	$2.5	$18.3	$15.2	$28.8	$64.8	$26.6
IMPACT OF AMORTIZATION OF INTANGIBLE ASSETS IN COST OF REVENUE	$-	$-	$-	$20.1	$20.1	$5.3
IMPACT OF STOCK-BASED COMPENSATION EXPENSE IN COST OF REVENUE	$0.03	$0.06	$0.06	$0.06	$0.2	$0.08
NON-GAAP GROSS PROFIT	$2.5	$18.3	$15.2	$49.0	$85.1	$32.0
GAAP GROSS PROFIT MARGIN	16%	32%	26%	31%	29%	25%
NON-GAAP GROSS PROFIT MARGIN	16%	32%	26%	52%	38%	30%

Note: Results for Q3'21 presented above are as previously disclosed by us; however, due to subsequent adjustments that we recorded in Q4'21 related to classifications within Revenue and Cost of Revenue, results by quarter presented above for 2021 may not tie to the FY'21 results presented above. We assessed the materiality of these adjustments on our historical financial statements, individually and in aggregate, and concluded the effect was not material for any of the relevant periods.

Note: We define non-GAAP Gross Profit Margin for our CarOffer dealer-to-dealer business as non-GAAP Gross Profit for such business divided by GAAP Revenue for such business. We define non-GAAP Gross Profit for our CarOffer dealer-to-dealer business as the difference between GAAP Revenue for such business and GAAP Cost of Revenue for such business adjusted for the impacts of Amortization of Intangible Assets and Stock-Based Compensation Expense in GAAP Cost of Revenue for such business. We believe each of these non-GAAP financial measures provides useful information that will allow investors to evaluate our operating performance and better understand our new CarOffer dealer-to-dealer business.

Note: Numbers may not tie due to rounding.

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CarGurus

Reconciliations of Instant Max Cash Offer non-GAAP gross profit margin

Instant Max Cash Offer Business

($ millions)	3Q 2021	4Q 2021	FY 2021	1Q 2022
GAAP REVENUE	$5.0	$84.2	$89.2	$161.8
GAAP COST OF REVENUE	$4.75	$80.4	$85.2	$157.2
GAAP GROSS PROFIT	$0.25	$3.8	$4.0	$4.6
IMPACT OF AMORTIZATION OF INTANGIBLE ASSETS IN COST OF REVENUE	$-	$-	$-	$0.04
NON-GAAP GROSS PROFIT	$0.25	$3.8	$4.0	$4.6
GAAP GROSS PROFIT MARGIN	5%	5%	4%	3%
NON-GAAP GROSS PROFIT MARGIN	5%	5%	4%	3%

Note: Results for Q3'21 presented above are as previously disclosed by us; however, due to subsequent adjustments that we recorded in Q4'21 related to classifications within Revenue and Cost of Revenue, results by quarter presented above for 2021 may not tie to the FY'21 results presented above. We assessed the materiality of these adjustments on our historical financial statements, individually and in aggregate, and concluded the effect was not material for any of the relevant periods.

Note: We define non-GAAP Gross Profit Margin for our Instant Max Cash Offer business as non-GAAP Gross Profit for such business divided by GAAP Revenue for such business. We define non-GAAP Gross Profit for our Instant Max Cash Offer business as the difference between GAAP Revenue for such business and GAAP Cost of Revenue for such business adjusted for the impact of Amortization of Intangible Assets in GAAP Cost of Revenue for such business. We believe each of these non-GAAP financial measures provides useful information that will allow investors to evaluate our operating performance and better understand our new Instant Max Cash Offer business through CarOffer.

Note: Numbers may not tie due to rounding.

93

CarGurus

Reconciliations of total CarOffer non-GAAP gross profit and non-GAAP gross profit margin

Total CarOffer Business

($ millions)	1Q 2021	2Q 2021	3Q 2021	4Q 2021	FY 2021	1Q 2022
GAAP REVENUE	$15.6	$57.3	$62.7	$178.5	$314.1	$267.3
GAAP COST OF REVENUE	$13.1	$39.0	$48.1	$145.8	$245.9	$236.1
GAAP GROSS PROFIT	$2.5	$18.3	$14.6	$32.7	$68.2	$31.2
IMPACT OF AMORTIZATION OF INTANGIBLE ASSETS IN COST OF REVENUE	$-	$-	$-	$20.1	$20.1	$5.34
IMPACT OF STOCK-BASED COMPENSATION EXPENSE IN COST OF REVENUE	$0.03	$0.06	$0.06	$0.06	$0.2	$0.08
NON-GAAP GROSS PROFIT	$2.5	$18.3	$14.7	$52.9	$88.5	$36.6
GAAP GROSS PROFIT MARGIN	16%	32%	23%	18%	22%	12%
NON-GAAP GROSS PROFIT MARGIN	16%	32%	23%	30%	28%	14%

Note: Results for Q3'21 presented above are as previously disclosed by us; however, due to subsequent adjustments that we recorded in Q4'21 related to classifications within Revenue and Cost of Revenue, results by quarter presented above for 2021 may not tie to the FY'21 results presented above. We assessed the materiality of these adjustments on our historical financial statements, individually and in aggregate, and concluded the effect was not material for any of the relevant periods.

Note: We define CarOffer's non-GAAP Gross Profit Margin as CarOffer's non-GAAP Gross Profit divided by CarOffer's GAAP Revenue. We define CarOffer's non-GAAP Gross Profit as the difference between CarOffer's GAAP Revenue and CarOffer's GAAP Cost of Revenue adjusted for the impacts of Amortization of Intangible Assets and Stock-Based Compensation Expense in CarOffer's GAAP Cost of Revenue. We believe each of these non-GAAP financial measures provides useful information that will allow investors to evaluate our operating performance and better understand our new CarOffer business.

Note: Numbers may not tie due to rounding.

94

CarGurus

Reconciliations of full-year 2021 marketplace, wholesale, product, & consolidated non-GAAP gross profit margins

($ millions)	FY 2021 Marketplace	FY 2021 Wholesale	FY 2021 Product	FY 2021 Consolidated
GAAP REVENUE	$636.9	$195.1	$119.3	$951.4
GAAP COST OF REVENUE	$47.7	$127.7	$118.6	$294.0
GAAP GROSS PROFIT	$589.2	$67.4	$0.7	$657.4
IMPACT OF AMORTIZATION OF INTANGIBLE ASSETS IN COST OF REVENUE	$0.7	$20.1	$-	$20.8
IMPACT OF STOCK-BASED COMPENSATION EXPENSE IN COST OF REVENUE	$0.2	$0.2	$-	$0.4
NON-GAAP GROSS PROFIT	$590.1	$87.7	$0.7	$678.6
GAAP GROSS PROFIT MARGIN	93%	35%	1%	69%
NON-GAAP GROSS PROFIT MARGIN	93%	45%	1%	71%

Note: We define non-GAAP Gross Profit Margin for each of our Marketplace, Wholesale, Product, and Consolidated businesses as (for the applicable business) non-GAAP Gross Profit divided by GAAP Revenue. We define non-GAAP Gross Profit for the applicable business as the difference between (for the applicable business) GAAP Revenue and GAAP Cost of Revenue adjusted for the impacts of Amortization of Intangible Assets and Stock-Based Compensation Expense in GAAP Cost of Revenue, each as attributable to the applicable business. We believe each of these non-GAAP financial measures provides useful information about our operating results, including with respect to our new CarOffer business, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making.

Note: Numbers may not tie due to rounding.

95

Reconciliations of 1Q 2022 marketplace, wholesale, product, & consolidated non-GAAP gross profit margins

($ millions)	1Q 2022 Marketplace	1Q 2022 Wholesale	1Q 2022 Product	1Q 2022 Consolidated
GAAP REVENUE	$163.3	$91.0	$176.3	$430.6
GAAP COST OF REVENUE	$12.2	$58.2	$178.3	$248.7
GAAP GROSS PROFIT	$151.1	$32.8	($2.0)	$181.9
IMPACT OF AMORTIZATION OF INTANGIBLE ASSETS IN COST OF REVENUE	$0.1	$5.3	$-	$5.3
IMPACT OF STOCK-BASED COMPENSATION EXPENSE IN COST OF REVENUE	$0.03	$0.07	$-	$0.1
NON-GAAP GROSS PROFIT	$151.2	$38.2	($2.0)	$187.4
GAAP GROSS PROFIT MARGIN	93%	36%	(1%)	42%
NON-GAAP GROSS PROFIT MARGIN	92%	42%	(1%)	44%

Note: We define non-GAAP Gross Profit Margin for each of our Marketplace, Wholesale, Product, and Consolidated businesses as (for the applicable business) non-GAAP Gross Profit divided by GAAP Revenue. We define non-GAAP Gross Profit for the applicable business as the difference between (for the applicable business) GAAP Revenue and GAAP Cost of Revenue adjusted for the impacts of Amortization of Intangible Assets and Stock-Based Compensation Expense in GAAP Cost of Revenue, each as attributable to the applicable business. We believe each of these non-GAAP financial measures provides useful information about our operating results, including with respect to our new CarOffer business, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making.

Note: Numbers may not tie due to rounding.

96

CarGurus

Reconciliations of consolidated adjusted EBITDA, adjusted EBITDA, consolidated adjusted EBITDA margin, and adjusted EBITDA margin

($ millions)	FY 2017	FY 2018	FY 2019	FY 2020	FY 2021	1Q'22
CONSOLIDATED NET INCOME	$13.2	$65.2	$42.1	$77.6	$110.4	$18.8
DEPRECIATION AND AMORTIZATION	$3.8	$5.0	$7.8	$10.2	$40.5	$11.2
IMPAIRMENT OF LONG-LIVED ASSETS	$-	$-	$34.3	$1.2	$3.1	$-
STOCK-BASED COMPENSATION	$5.0	$20.8	$0.5	$45.3	$77.7	$27.8
ACQUISITION-RELATED EXPENSES	$-	$-	$-	$2.9	$0.7	$-
RESTRUCTURING EXPENSES	$-	$-	$-	$3.5	$-	$-
OTHER (INCOME), EXPENSE	($0.6)	($2.3)	($4.4)	($1.4)	($1.1)	$0.1
PROVISION FOR (BENEFIT FROM) INCOME TAXES	$2.6	($39.7)	($3.4)	$21.6	$39.0	$7.7
CONSOLIDATED ADJUSTED EBITDA	$24.1	$49.0	$76.9	$160.8	$270.3	$65.6
NET INCOME ATTRIBUTABLE TO REDEEMABLE NONCONTROLLING INTEREST	$-	$-	$-	$-	($20.8)	($7.7)
ADJUSTED EBITDA	$24.1	$49.0	$76.9	$160.8	$249.5	$57.9
CONSOLIDATED ADJUSTED EBITDA MARGIN	8%	11%	13%	29%	28%	15%
ADJUSTED EBITDA MARGIN	8%	11%	13%	29%	26%	13%

Note: We define Consolidated Adjusted EBITDA as consolidated net income, adjusted to exclude: depreciation and amortization, impairment of long-lived assets, stock-based compensation expense, acquisition-related expenses, restructuring expenses, other (income) expense net, and the provision for (benefit from) income taxes. We define Adjusted EBITDA as Consolidated Adjusted EBITDA adjusted to exclude net income attributable to redeemable noncontrolling interests, adjusted for all prior limitations to Consolidated Adjusted EBITDA as previously described. We define Consolidated Adjusted EBITDA Margin as Consolidated Adjusted EBITDA divided by consolidated revenue. We define Adjusted EBITDA Margin as Adjusted EBITDA divided by consolidated revenue. We have presented Consolidated Adjusted EBITDA and Adjusted EBITDA (and associated margins) because they are key measures used by our management and board of directors to understand and evaluate our operating performance, generate future operating plans, and make strategic decisions regarding the allocation of capital. In particular, we believe that the exclusion of certain items in calculating each of Consolidated Adjusted EBITDA and Adjusted EBITDA (and associated margins) can produce a useful measure for period-to-period comparisons of our business.

Note: Numbers may not tie due to rounding.

97

CarGurus

Reconciliation of 1Q’22 non-GAAP operating income and non-GAAP operating margin ($ millions) 1Q’22 GAAP OPERATING INCOME $26.7 AMORTIZATION OF INTANGIBLE ASSETS $7.7 STOCK-BASED COMPENSATION $27.8 ACQUISITION-RELATED EXPENSES $- NON-GAAP OPERATING INCOME $62.2 GAAP OPERATING MARGIN 6% NON-GAAP OPERATING MARGIN 14% Note: We define Non-GAAP Operating Income as GAAP Operating Income, adjusted to exclude: amortization of intangible assets, stock-based compensation expense, and acquisition-related expenses, We define Non-GAAP Operating Margin as Non-GAAP Operating Income divided by consolidated revenue. We have presented Non-GAAP Operating Income and Non-GAAP Operating Margin because they are key measures used by our management and board of directors to understand and evaluate our operating performance, generate future operating plans, and make strategic decisions regarding the allocation of capital. In particular, we believe that the exclusion of certain items in calculating each of Non-GAAP Operating Income and Non-GAAP Operating Margin can produce a useful measure for period-to-period comparisons of our business. 98 Note: Numbers may not tie due to rounding. CarGurus®

Reconciliation of 1Q’22 non-GAAP net income and non-GAAP diluted EPS ($ millions) 1Q’22 GAAP CONSOLIDATED NET INCOME $18.8 STOCK-BASED COMPENSATION EXPENSE, NET OF TAX1 $22.0 CHANGE IN TAX PROVISION FROM STOCK-BASED COMPENSATION EXPENSE2 $0.3 AMORTIZATION OF INTANGIBLE ASSETS $7.7 NON-GAAP CONSOLIDATED NET INCOME $48.8 NET (INCOME) ATTRIBUTABLE TO REDEEMABLE NONCONTROLLING INTEREST ($5.9) NON-GAAP NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS $42.9 NON-GAAP NET INCOME PER SHARE ATTRIBUTABLE TO COMMON STOCKHOLDERS: DILUTED SHARES 118.0 NON-GAAP DILUTED EPS $0.36 1. This adjustment reflects the tax effect of differences between tax deductions related to stock compensation and the corresponding financial statement. 2. The stock-based compensation amounts reflected in the table above are tax effected at the U.S. federal statutory tax rate of 21%. Note: We define Non-GAAP Consolidated Net Income as GAAP Consolidated Net Income adjusted for the impacts of Amortization of Intangible Assets, Stock-Based Compensation Expense, net of tax, and the Change in Tax Provision from Stock-Based Compensation Expense. We define Non-GAAP Net Income Attributable to Common Stockholders as Non-GAAP Consolidated Net Income adjusted to exclude net income attributable to redeemable noncontrolling interests. We define Non-GAAP Diluted EPS as Non-GAAP Net Income Attributable to Common Stockholders divided by GAAP diluted common shares. We believe that these non-GAAP financial measures provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making. 99 Note: Numbers may not tie due to rounding. CarGurus®

Reconciliation of CarOffer adjusted EBITDA ($ millions) 1Q’21 2Q’21 3Q’21 4Q’21 FY 2021 1Q’22 GAAP CAROFFER NET (LOSS) INCOME1 ($7.5) ($1.7) $0.2 $11.9 $2.9 ($2.8) IMPACT OF CAROFFER DEPRECIATION AND AMORTIZATION $6.1 $7.3 $7.4 $7.6 $28.4 $7.6 IMPACT OF CAROFFER STOCK-BASED COMPENSATION $1.2 $7.1 $1.0 $12.6 $21.9 $14.1 IMPACT OF OTHER EXPENSE (INCOME) $0.03 ($0.1) ($0.08) $1.0 $0.9 $1.1 IMPACT OF PROVISION FOR INCOME TAXES $- $- $0.3 $0.2 $0.5 $0.2 CAROFFER ADJUSTED EBITDA ($0.2) $12.6 $8.8 $33.3 $54.5 $20.2 1. Net (Loss) Income attributable to CarOffer on a standalone basis does not include certain operating expenses incurred by the core CarGurus business. 100 Note: We define CarOffer Adjusted EBITDA, a non-GAAP measure, as GAAP CarOffer Net (loss) income, adjusted to exclude: CarOffer Depreciation & Amortization; CarOffer Stock-Based Compensation Expense; CarOffer Other Expense (Income), net; and CarOffer Provision for Income Taxes. We believe the presentation of CarOffer Adjusted EBITDA provides useful information that will allow investors to evaluate our operating performance and better understand our new CarOffer business. Note: Numbers may not tie due to rounding. CarGurus®

Reconciliation of free cash flow and pro forma free cash flow

($ millions)	FY 2016	FY 2017	FY 2018	FY 2019	FY 2020	FY 2021
GAAP NET CASH AND CASH EQUIVALENTS PROVIDED BY OPERATING ACTIVITIES	$20.0	$25.7	$51.7	$70.1	$156.7	$98.3
PURCHASES OF PROPERTY AND EQUIPMENT	($5.8)	($5.2)	($6.0)	($11.2)	($2.9)	($7.7)
CAPITALIZATION OF WEBSITE DEVELOPMENT COSTS	($1.4)	($2.2)	($1.5)	($3.0)	($4.6)	($6.2)
FREE CASH FLOW	$12.8	$18.3	$44.2	$55.9	$149.2	$84.4
CASH PAID FOR CAROFFER ACQUISITION	$-	$-	$-	$-	$-	$70.0
PRO FORMA FREE CASH FLOW	$12.8	$18.3	$44.2	$55.9	$149.2	$154.4

Note: We define Free Cash Flow, a non-GAAP measure, as cash flow from operations, adjusted to include purchases of property and equipment and capitalization of website development costs. We define Pro Forma Free Cash Flow, a non-GAAP measure, as the sum of Free Cash Flow and cash paid for our acquisition of a 51% interest in CarOffer in January 2021. We have presented Free Cash Flow because it is a measure of our financial performance that represents the cash that we are able to generate after expenditures required to maintain or expand our asset base. We believe Pro Forma Free Cash Flow also provides useful information that will allow investors to compare our period-to-period Free Cash Flow trends.

Note: Numbers may not tie due to rounding.

101

CarGurus

Reconciliation of FY 2020 revenue to non-GAAP, pro forma revenue ($ millions) FY 2020 TOTAL GAAP REVENUE $551.5 IMPACT OF FEE REDUCTIONS ON U.S. MARKETPLACE $44.0 IMPACT OF FEE REDUCTIONS ON INT’L MARKETPLACE $2.7 TOTAL NON-GAAP PRO FORMA REVENUE $598.2 Note: We define total FY 2020 non-GAAP, pro forma revenue as total FY 2020 GAAP revenue, adjusted to exclude the impact of fee reductions provided during the second quarter of 2020 and which assumes that we had no incremental churn other than realized in such quarter, such that all reported paying dealers retained their subscriptions at their full subscription level. We believe this non-GAAP financial measure provides useful information that will allow investors to compare our period-to-period revenue trends. 102 CarGurus®